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                               WILLIAM BLAIR FUNDS

                 Written Instrument Establishing and Designating
            Shares of the William Blair International Equity Fund and the William Blair Institutional International Equity Fund
     The undersigned, the Trustees of the William Blair Funds (the "Trust"), a statutory trust organized pursuant to a Declaration of Trust dated September 3, 1999 (the "Declaration of Trust"), pursuant to Sections 6.2 and 6.3 of Article VI of the Declaration of Trust, do hereby establish and designate two new series of Interests of the Trust to be known as the "William Blair International Equity Fund" and the "William Blair Institutional International Equity Fund" (the "New Series"), and further do hereby establish five classes of the William Blair International Equity Fund designated Class A Shares, Class B Shares, Class C Shares, Class I Shares and Class N Shares (each a "Class"). The relative rights and preferences of the New Series and each Class, as applicable, shall be as set forth in the registration statement registering the shares of the New Series.

     IN WITNESS WHEREOF, the undersigned have this 18/th/ day of February, 2004 signed these presents, in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

/s/ J. Grant Beadle                       /s/ John B. Schwemm
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J. Grant Beadle                           John B. Schwemm

/s/ Theodore A. Bosler                    /s/ Donald L. Seeley
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Theodore A. Bosler                        Donald L. Seeley

/s/ Conrad Fischer                        /s/ Michelle Seitz Musolino
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Conrad Fischer                            Michelle Seitz Musolino

/s/ Ann P. McDermott                      /s/ Robert E. Wood II
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Ann P. McDermott                          Robert E. Wood II